                               EXHIBIT NO. 10.29
CONSULTANT SERVICES AGREEMENT BETWEEN THE REGISTRANT AND DONALD E. KUHLA, PH.D.
                                     DATED
                                NOVEMBER 1, 1997

                                                       NPS PHARMACEUTICALS, INC.
                                                                    CONFIDENTIAL

Consultant: Donald E. Kuhla, Ph.D.         Company's
                                           Representative:

                                           Hunter Jackson, Ph.D.
Address:    66 Pine Mill Circle            NPS Pharmaceuticals,
            Doylestown, Pennsylvania       Inc.
            18901                          420 Chipeta Way
                                           Salt Lake City, Utah
                                           84108

S.S.# or
Employer I.D. #: ###-##-####

                         CONSULTANT SERVICES AGREEMENT
                        EFFECTIVE DATE: NOVEMBER 1, 1996

    This Consultant Services Agreement (hereinafter "Agreement") is entered into by the above-referenced party (hereinafter "Consultant") whose address is as shown above, and NPS PHARMACEUTICALS, INC., a Delaware corporation, (hereinafter the "Company"). Consultant and the Company are collectively designated herein as the "Parties" and the term "Party" shall mean either one of the Parties as the text may require.

    The "Effective Date" of this Agreement is as shown above.

    WHEREAS, Company requires a party such as Consultant to perform services as defined in Exhibit "A" hereto (the "Services");

    WHEREAS, Consultant represents that he is qualified to perform said Services and desires to perform said Services for and on behalf of the Company on the terms and conditions set forth herein;

    NOW THEREFORE, for and in consideration of the foregoing recitals and the promises, covenants, terms, conditions, and obligations hereinafter set forth, the Parties agree as follows:

I.    REPRESENTATIVE AND NOTICE

    The Company's Representative for the purposes of this Agreement shall be as shown above. All notices from Consultant to the Company shall be directed to the attention of the Company Representative at the Company's address shown above.

II.   SCOPE OF SERVICES

    The Services to be performed by Consultant pursuant to the terms and conditions of this Agreement shall include, but are not limited to, the work, activities and services set forth in Exhibit "A" SERVICES.

III.   ASSIGNMENT AND DELEGATION

    The Parties agree that the Services as defined herein are unique personal services that are to be performed only by Consultant.

IV.   COMPENSATION AND EXPENSES

    Compensation for Services shall be as set forth in Exhibit "B."

V.    DURATION OF SERVICES

    1. Consultant shall perform Services for the benefit of the Company from time to time or for such other period as shall be stated on Exhibit "A" hereto.

    2. The Parties, by their mutual written consent, may extend the period for performing Services under this Agreement.

    3. Either Party may terminate Consultant's performance of Services by giving thirty (30) days advance written notice to the other Party.

    4. The Company's obligations under Section IV shall terminate upon expiration of the above period or upon termination by either Party of Consultant's performance of the Services as provided in this Section V.

    5. Except for Consultant's obligation to perform Services, Consultant's obligations under this Agreement shall survive expiration of the above period and/or termination of Consultant's performance of Services.

VI.   COMPLIANCE WITH STATE AND FEDERAL LAWS

    Consultant shall comply with all requirements of any applicable federal, state, or local law, rule or regulation. Consultant represents that he has all licenses or other authorizations required to enable him to perform Services hereunder in the jurisdiction where the Services are to be performed.

VII.   INDEPENDENT CONTRACTOR

    Consultant is and shall be in the performance of Services hereunder as an independent contractor. Consultant shall be available as a qualified professional consultant in the field identified on Exhibit "A."

VIII.   PROFESSIONAL RESPONSIBILITY

    1. Consultant agrees that he will provide in connection with performance of all Services under this Agreement the standards of care, skill and diligence normally provided by competent professionals in the performance of services similar to that contemplated by this Agreement.

    2. Consultant represents that he has no conflicts of interest in rendering his professional services to the Company. Upon request from the Company, Consultant will disclose the general nature of previous work performed for others in the "Area of Technology of Possible Interest to Consultant or Others" defined in Exhibit "C" herein.

IX.   INSURANCE

    Insurance shall be provided as mutually agreed.

X.    DEFINITION OF CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

    1.  "Confidential Information" shall mean:

        (a) any and all Intellectual Property or information whether business, financial, technical or otherwise, of any type whatsoever, in any form whatsoever, which is (I) proprietary to the Company; or (ii) submitted or disclosed to the Company by a third party.

        (b) Confidential Information (whether or not reduced to writing and in any and all stages of development) includes but is not limited to: discoveries, ideas, inventions, designs, formulas, test results, test procedures, protocols, concepts, drawings, specifications, techniques, models, data, software, research, processes, procedures, works of authorship, formulas, improvements, trade secrets, know-how, marketing plans and supplies, product plans, customer names (and other information relating to customers), supplier names (and other information relating to suppliers), and financial information.

        (c) Confidential Information shall not include anything that is publicly known or generally employed by the trade at or after the effective date of this Agreement.

    2. "Intellectual Property" shall mean, without limitation, all copyrights, discoveries, inventions, improvements (whether or not patentable), patents, patent applications, trademarks, service marks, trade secrets, know-how and all other Intellectual Property rights of any type whatsoever.

XI.   ASSIGNMENT OF RIGHTS IN INTELLECTUAL PROPERTY

    1. Consultant hereby assigns to the Company all of Consultant's rights in all Intellectual Property rights which are made, discovered, developed, assembled, created, or conceived, in whole or in part, by Consultant: (a) during the course of and within the scope of Services; or (b) for the period ending one
(1) year after termination of Services with the material aid or inclusion of Confidential Information.

    2. All of Consultant's Intellectual Property assigned to the Company hereunder shall be deemed Confidential Information except for anything that is publicly known or generally employed by the trade, without the fault of Consultant, at or after the effective date of this Agreement.

    3. Consultant hereby agrees to disclose promptly and fully to the Company anything which qualifies as Intellectual Property and/or Confidential Information hereunder.

    4. Consultant shall, upon the Company's reasonable request, execute all documents and take such other action as may be necessary or desirable, to protect, enhance, exploit or vest in the Company any and all of Consultant's Intellectual Property rights assigned to Company hereunder.

XII.   CONFIDENTIALITY

    1. Consultant understands that Confidential Information is confidential and secret and agrees to respect the confidentiality and secrecy of the same. Consultant also understands that all Confidential Information is the property of the Company or of a third party submitting the same to the Company. Consultant agrees to treat Confidential Information submitted to the Company by third parties as if confidential and proprietary to the Company. Consultant further understands and agrees that the relationship between Consultant and the Company is of a confidential nature and imposes an affirmative obligation upon Consultant to protect, foster and respect the confidentiality of Confidential Information.

    2. Except as lawfully authorized or as may be required in the performance of Consultant's responsibilities for the Company, Consultant:

        (a) agrees not to directly or indirectly disclose, reveal, report, publish, or transfer possession of, or access to, any Confidential Information to any person or entity;

        (b) agrees, at the expense of the Company, promptly at all times hereafter to execute and deliver any and all acts and instruments as may be necessary or desirable to perfect and protect the Company's interest in the Confidential Information; and

        (c) agrees not to directly or indirectly use the Confidential Information except for the benefit of the Company in the performance of Consultant's responsibilities for the Company.

    3. Upon and in accordance with the Company's instructions, Consultant shall return or dispose of all Confidential Information. Consultant shall, whenever requested by the Company, give a prompt and full accounting of all Confidential Information given to Consultant and all copies or reproductions thereof. Confidential Information shall remain the property of the Company even if Consultant is in possession thereof.

XIII.   PREVIOUS WORK OR SERVICES

    1. If Consultant has previously been exposed to proprietary information of the Company, such disclosure is deemed incorporated herein and controlled by the terms hereof, and if Consultant has executed an agreement regarding non-disclosure and non-competition, such agreement is continued and deemed incorporated herein by reference, except that any such agreement shall be deemed amended hereby to the extent the Company's rights hereunder extend beyond the Company's rights as specified therein.

    2. Consultant represents to the Company that Consultant has not brought and has not used, and agrees not to bring to the Company and will not use in the performance of any Services for the Company, any information, materials or the like which are confidential and are proprietary to a third party without written authorization from said third party.

XIV.   AREAS OF TECHNOLOGY SUBJECT TO POSSIBLE INTEREST TO CONSULTANT OR OTHERS

    In the event and to the extent Consultant has previously performed services for another and to the extent Consultant has developed personal proprietary interests in areas of interest to the Company within the "Area of Technology of Possible Interest to Consultant or Others" identified on Exhibit "C" hereto, Consultant has advised the Company of the nature of such service, the general nature of the parties for whom such services were rendered, and the particular aspects of any facts supporting a claim that any of the "Area of Interest" is in the public domain or owned by Consultant or some other party, or under any obligation of confidence or non-use.

XV.   MISCELLANEOUS

    1. This Agreement may only be amended in writing, signed by each Party hereto. The terms of this Agreement shall be interpreted under the laws of the State of Utah. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof.

    2. Consultant agrees to execute such additional documents and do such further acts and deeds as may be necessary or desirable to effectuate the purposes hereof or the perfection of the rights and interests of the Company expressed herein.

    3. Consultant agrees that any breach of this contract or threatened breach hereof could subject the Company to substantial, immediate and irreparable damages and consents that the Company would be entitled to equitable relief in the event thereof. Consultant agrees that Utah law applies and that any adjudication of interests hereunder be proved in Utah courts.

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CONSULTANT:                                    NPS PHARMACEUTICALS, INC.:

                   /S/ DONALD E. KUHLA               By:            /s/ HUNTER JACKSON
--------------------------------------------     ----------------------------------------
                 Donald E. Kuhla, Ph.D.                    Hunter Jackson, Ph.D.
             Date: March 4, 1997                   Its:       PRESIDENT, CHIEF EXECUTIVE
                                                                  OFFICER
                                                         AND CHAIRMAN OF THE BOARD
                                                            Date: March 4, 1997

                                  EXHIBIT "A"
                                    SERVICES

    Consultant shall perform for the benefit of the Company the following work, activities and services ("Services") for the period of time specified:

    Consultant Services on the Company's Research Review Committee and the Medicinal Chemistry Committee

    From time to time: /X/ Other: / /
                            ------------------------

                                  EXHIBIT "B"
                           COMPENSATION AND EXPENSES

    (Arrangements for payment of "Compensation" and "Reimbursed Expenses")

    - Payment for Services for the Research Review Committee is four hundred
      (400) shares of the Company's common stock, issued under the Company's 1994 Equity Incentive Stock Plan, per semi-annual meeting attended (usually two days per meeting).

    - Payment for Services for the Medicinal Chemistry Committee is two hundred
      (200) shares of the Company's common stock, issued under the Company's 1994 Equity Incentive Stock Plan, per quarterly meeting attended (usually one day per meeting).

                            ------------------------

                                  EXHIBIT "C"
                    AREA OF TECHNOLOGY OF POSSIBLE INTEREST
                            TO CONSULTANT OR OTHERS

    For the purpose of the Agreement to which this Exhibit is attached, the "Area of Technology of Possible Interest to Consultant or Others" shall be:

    Consultant knows of no other activities, affiliations or intellectual property interests which may reasonably be expected to interfere with the Company's interests hereunder.

                                           /s/ DONALD E. KUHLA
Date: March 4, 1997             ------------------------------------------
                                          Donald E. Kuhla, Ph.D.